UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 24, 2012 (December 20, 2012)

Date of Report (date of earliest event reported)

TRANSCEPT PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51967	33-0960223
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1003 W. Cutting Blvd., Suite #110

Point Richmond, California 94804

(Address of principal executive offices)

(510) 215-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously reported, on July 19, 2012, Transcept Pharmaceuticals, Inc. (“Transcept”) received a Paragraph IV notice letter from Watson Laboratories, Inc. – Florida (“Watson”), advising Transcept that Watson had filed an Abbreviated New Drug Application (“ANDA”) with the U.S. Food and Drug Administration (“FDA”) for generic versions of Intermezzo® (zolpidem tartrate) sublingual tablet C-IV. In response to Watson’s ANDA, on August 27, 2012, Transcept joined Purdue Pharma and Purdue Pharma L.P. (collectively, “Purdue”) in filing an action (the “Action”) against Watson, Watson Pharmaceuticals, Inc. and Watson Pharma, Inc.

On November 28, 2012, Watson withdrew its ANDA, and, as a result of such withdrawal, on December 18, 2012 Transcept and Purdue agreed to voluntarily dismiss the Action without prejudice and on December 20, 2012 a court order was entered to such effect. The dismissal of the Action has no effect on the ANDA filed by Actavis Elizabeth LLC, a wholly owned subsidiary of Watson Pharmaceuticals, Inc., which was reported by Transcept on July 19, 2012.

For information on the risks associated with Transcept’s efforts to secure and maintain intellectual property protection for Intermezzo, please see the Risk Factors section of Transcept’s Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on November 13, 2012. The information contained herein is intended to be considered in the context of more complete information included in Transcept’s filings with the SEC and other public announcements that Transcept has made or may make from time to time by press release or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCEPT PHARMACEUTICALS, INC.

Date: December 24, 2012

	By:	/s/ Leone D. Patterson
		Name:	Leone D. Patterson
		Title:	Vice President, Chief Financial Officer